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                                                                   EXHIBIT 10.28



                      TENNECO AUTOMOTIVE INC. SUPPLEMENTAL
                              STOCK OWNERSHIP PLAN

1.       Purpose

         The purpose of the Tenneco Automotive Inc. Supplemental Stock Ownership Plan (the "Plan") is to promote the long-term success of Tenneco Automotive Inc., formerly known as Tenneco Inc. (the "Company"), for the benefit of shareholders by encouraging its directors, officers and key employees to have meaningful investments in the Company so that, as stockholders themselves, those individuals will be more likely to represent the views and interest of other stockholders and by providing incentives to such directors, officers and key employees for continued service. The Company believes that the possibility of participation under the Plan will provide this group of directors, officers and employees an incentive to perform more effectively and will assist the Company in attracting and retaining people of outstanding training, experience and ability. Shares to be distributed under this Plan are to be funded entirely by shares held in the treasury of the Company or its subsidiaries.

2.       Definitions

         "Automotive Company" means the Company and any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Company and any other company designated as such by the Committee, but only during the period of such ownership or designation.

         "Award" means an award or grant made to a Participant under Section 8.

         "Award Agreement" means the agreement provided in connection with an Award under Section 12.

         "Award Date" means the date that an Award is made, as specified in an Award Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Committee" means the Compensation/Nominating/Governance Committee of the Board of Directors of the Company, or any successor committee thereto.

         "Common Stock" means the Company's common stock.

         "Dividend Equivalent" means an amount equal to the amount of the cash dividends that are declared and become payable after the Award Date for the Award to which it relates and on or before the Settlement Date for such Award.

         "Fair Market Value" on any date means the average of the highest and the lowest sales prices of a share of Common stock on the Composite Tape for such date, as reported by the National Quotation Bureau Incorporated, provided that if (i) no sales of Common Stock are included on the Composite Tape for such date, or (ii) in the opinion of the Committee, the sales

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of Common Stock on such date are insufficient to constitute a representative market, then the Fair Market Value of a share of Common Stock on such date shall be deemed to be the average of the highest and lowest prices of a share of Common Stock as reported on said Composite Tape for the next preceding day on which (x) sales of Common Stock are included and (y) the circumstances described in this clause (ii) do no exist.

         "Non-Qualified Stock Option" means any Stock Option that is not an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         "Option Price" means the purchase price of one share of Common Stock under a Stock Option.

         "Participant" means a director, employee or officer of an Automotive Company who has been selected by the Committee to receive an Award under the Plan.

         "Performance Unit" means an Award denominated in cash, the amount of which may be based on the performance of the Participant, of an Automotive Company or of any subsidiary or division thereof.

         "Reload Stock Option" means a Stock Option (i) that is awarded, either automatically in accordance with the terms of an Award Agreement in which one or more other Awards are made or by Separate Award, upon the exercise of a Stock Option granted under this Plan or otherwise where the Option Price is paid by the option holder by delivery of shares of Common Stock on the Settlement Date for such exercise and (ii) that entitles such holder to purchase the number of shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Stock on such Settlement Date.

         "Restricted Stock" means shares of Common Stock subject to restrictions and conditions pursuant to Section 8(c).

         "Settlement Date" means, (i) with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Common Stock are to be delivered to the Participant and the Option Price therefore paid, (ii) with respect to any SARs that have been exercised, the date or dates upon which a cash payment is to be made to the Participant, or in the case of the SARs that are to be settled in shares of Common Stock, the date or dates upon which such shares are to be delivered to the Participant, (iii) with respect to Performance Units, the date or dates upon which cash or shares of Common Stock are to be delivered to the Participant, (iv) with respect to Dividend Equivalents, the date upon which payment thereof is to be made, and (v) with respect to Stock Equivalent Units, the date upon which payment thereof is to be made, in each case, determined in accordance with the terms of the Award Agreement under which any Award was made.

         "Stock Appreciation Right" or "SAR" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the excess of

                  (i) The Fair Market Value of one share of Common Stock on the date of exercise of the SAR over


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                  (ii) The Fair Market Value of one share of Common Stock on the
         Award Date or any other higher amount specified in the Award Agreement.

         "Stock Equivalent Unit" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the Fair Market Value of one share of Common Stock on such date.

         "Stock Option" or "Option" means any right to purchase shares of Common Stock (including a Reload Stock Option) awarded pursuant to Section 8(a).

         "Treasury Shares" means authorized and issued shares of the Company's Common Stock that have been reacquired by the Company or any of its subsidiaries and are being held in treasury.

3.       Term

         The Plan shall be effective as of November 5, 1999 and shall remain in effect through December 31, 2001. After termination of the Plan, no further Awards may be granted other than Reload Stock Options granted in accordance with award Agreements existing as of the termination of the Plan, but outstanding Awards shall remain effective in accordance with their terms and the terms of the Plan.

4.       Plan Administration

         (a) The Committee shall be responsible for administering the Plan.

                  (i) Composition of the Committee. The Committee shall be comprised of two or more members of the Board of Directors.

                  (ii) Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for benefits and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such power shall include but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to
         Section 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company or its affiliates operate.

                  (iii) Delegation. The Committee may delegate to one or more of its members or to one or more agents or advisors such non-discretionary administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such persons may have under the Plan.

         (b) The Committee may employee attorneys, consultants, accountants and other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and


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binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect to any such action, determination and interpretation.

5.       Eligibility

         Awards will be limited to persons who are directors, officers, or key employees of the Automotive Companies. In determining the persons to whom Awards shall be made, the Committee shall, in its discretion, take into account the nature of the person's duties, past and potential contributions to the success of the Automotive Companies and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. A person who has received an Award or Awards may receive an additional Award of Awards. For purposes of this Section 5, the terms "director," "key employee" and "officer" shall also include any former director, former key employee or former officer of an Automotive Company eligible to receive a replacement Award as contemplated in the third sentence of Section 8.

6.       Authorized Awards: Limitation

         (a) Except for adjustments pursuant to Section 7, the maximum number of shares of Common Stock that shall be available for issuance under the Plan (the "Authorized Plan Shares") shall be 1,500,000 Treasury Shares.

         (b) If an Award expires unexercised or is forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

         (c) Common Stock that may be issued under the Plan may be either authorized and unissued shares, or issued shares that have been reacquired by the Company and that are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan; provided, however, that cash, in an amount equal to the Fair Market Value of a fractional share of Common Stock as of the Settlement Date of the Award, shall be paid in lieu of any fractional shares in the settlement of Awards payable in shares of Common Stock.

7.       Adjustments and Reorganizations

         The Committee may make such adjustments to Awards granted under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price or the Company's share status.

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividends, spin-off, split-off, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such adjustment as the Committee, in its sole discretion, may deem appropriate, and the number and kind and price of shares subject to outstanding Awards and any other terms of outstanding


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Awards shall be subject to such adjustment as the Committee, in its sole discretion, may deem appropriate.

8.       Awards

         The Committee shall determine the type and amount of any Award to be made to any Participant; provided, however, that, except as provided in paragraph (g) no Awards granted pursuant to this Plan shall vest in less than six months after the date the Award is granted. Awards may be granted singly, in combination, or in tandem.. Awards may also be made in combination or in tandem with, in replacement or, as alternatives to, or as the payment form for, grants or rights under any other employee benefit or compensation plan of the Automotive Companies, including any such employee benefit or compensation plan of any acquired entity.

         (a) Stock Options

                  (i) Awards. Stock Options (including Reload Stock Options) granted under this Plan may be Non-Qualified Stock Options. The Committee may grant any Participant one or more Non-qualified Stock Options, with or without SARs or Reload Stock Options or any other form of Award. Stock Options granted pursuant to this Plan shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such Stock Option.

                  (ii) Option Price. The Option Price of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Award Date.

                  (iii) Manner of Payment of Option Price. The Option Price shall be paid in full at the time of the exercise of the Stock Option and may be paid in any of the following methods or combinations thereof;

                           (A) In United States dollars in cash, check, bank
                  draft or money order payable to the order of the Company;

                           (B) By the delivery of shares of Common Stock having
                  an aggregate Fair Market Value on the date of such exercise equal to the Option Price;

                           (C) Participants may simultaneously exercise the
                  Stock Option and sell their shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price pursuant to the procedures established by the Committee; and

                           (D) In any other manner that the Committee shall
                  approve.

Any shares of Common Stock required or permitted to be sold by an executive officer of the Company in connection with the payment of the Option Price shall be transferred to the Company.

                  (iv) Reload Stock Options. The Committee may award Reload Stock Options to any Participant either in combination with other Awards or in separate Award


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         Agreements that grant Reload Stock Options upon exercise of outstanding stock options granted under this Plan or otherwise.

         (b) Stock Appreciation Rights.

                  (i) Awards. The Committee may award any Participant SARs, which shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such SAR Award, including any limits on aggregate appreciation. SARs may be settled in Common Stock or cash or both.

                  (ii) Award Price. The award price per share of Common Stock of an SAR shall be fixed in the Award Agreement and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the Award.

                  (iii) Distribution of SARs. SARs shall be exercisable in accordance with the conditions and procedures set out in the Award Agreement relating to such SAR Award.

         (c) Restricted Stock. The Committee may award Restricted Stock to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance.

         (d) Stock Equivalent Units. The Committee may award Stock Equivalent Units to any Participant. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award Agreement, which may include some or all of the following: continued service with the Company, achievement of specific business objectives, and other measurements of individual or business units or Company performance that may include but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, EVA, and cumulative return on net assets employed.

         (e) Dividend Equivalents. The Committee may provide in any Award Agreement in which Stock Equivalent Units are awarded that such Stock Equivalent Units may accrue Dividend Equivalents. In lieu of awarding Dividend Equivalents, the Committee may provide for automatic Awards of additional Stock Equivalent Units one each date that cash dividends are paid on the Common Stock in an amount equal to (i) the product of the dividend per share on the Common stock times the total number of Stock Equivalent Units then held by the Participant, divided by (ii) the Fair Market Value of the Common Stock on the dividend payment date.

         (f) Performance Units. Performance Units shall be based on the attainment, over a specified period, of individual performance targets, or on other parameters that may include but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, EVA, and cumulative return on next assets employed. Performance Units may be settled in Common Stock or cash or both.

         (g) The Committee may also, in its sole discretion, shorten or terminate the restricted period or waive any other conditions for the lapse of restrictions with respect to all or any portion


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of any Award. Notwithstanding the foregoing, all restricted periods shall terminate and the Awards shall be fully vested with respect to any Participant upon the Participant's Retirement, death or Total Disability, coincident with termination of employment with Automotive Companies. For purposes of this
Section 8:

         "Retirement" means the Participant's termination of employment with all Automotive Companies at a time that is determined by the Committee to be retirement; and

         "Total Disability" means the permanent inability of the Participant, which is a result of accident or sickness, to perform such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience and which results in the termination of the Participant's employment with all Automotive Companies.

9.       Dividends

         The Committee may provide in the appropriate Award Agreement that dividends on Restricted Stock may be paid currently in cash or credited to a Participant's account for subsequent distribution as determined by the Committee. The Award Agreement may provide for the reinvestment of dividends paid on Restricted Stock in shares of Common Stock.

10.      Deferrals and Settlements

         Settlement of Awards may be in the form of cash, Common Stock, other Awards, or in combinations thereof as the Committee shall determine, and which such other restrictions as it may impose. The Committee may also require or permit Participants to defer the issuance or vesting of shares or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.

11.      Transferability and Beneficiaries

         No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act, or the rules thereunder unless otherwise determined by the Committee under the following paragraph.

12.      Award Agreements

         Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions, and limitations for each Award, which may include the term of an Award (exept that, except as provided in Section 8(g), no Award shall vest in less than six months after the date the Award is granted), the provisions applicable in the event the Participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award.


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13.      Amendments; Compliance with Applicable Laws

         The Committee may suspend, terminate, or amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan.

14.      Tax Withholding

         The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery of vesting of shares, or require shares of cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock as of the Settlement Date of the applicable Award.

15.      Other Company Benefit and Compensation Programs

         Unless otherwise specifically determined by the Committee, settlements of Awards received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.      Unfunded Plan

         Unless otherwise determined by the Committee, the Plan shall be unfounded and shall not create (or be construed to create) a trust or separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general credit of the Company.


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